Exhibit 99.1
Innuity, Inc. Reports 2007 Financial Results

The Company Announces the Pending Sale of Jadeon, Inc. and $5.1 Million Reduction in Net Loss from Continuing Operations From 2006
REDMOND, Wash. (April 15, 2008) — Innuity, Inc. (INNU.OB, http://www.innuity.com), a Software as a Service (SaaS) company that designs, acquires, and integrates applications to deliver affordable solutions to small businesses, reported its financial results for fiscal year 2007.
Summary of Financial Results
Innuity’s net loss from continuing operations for the fourth quarter of 2007 was ($45,000), compared to a net loss of $1.8 million from continuing operations during the same period in 2006. Innuity’s net loss from continuing operations for 2007 was $3.0 million, or $0.14 per share, compared with a net loss from continuing operations of $8.1 million, or $0.42 per share, for 2006. Consolidated revenues from continuing operations for the fourth quarter of 2007 increased to $2.5 million as compared to $1.5 million for the fourth quarter of 2006. Consolidated revenues from continuing operations for the full year 2007 increased slightly to $6,490,000 from $6,353,000 in 2006.
The significant reduction of losses for the fourth quarter and full year 2007 resulted from the tightening of operating costs, the elimination of royalty payments, the sale of the Vista.com domain name to VistaPrint, and the improvement of margins.
The net loss from both continuing and discontinued operations for the full year 2007 was $3.0 million, or $0.13 per share, compared to $8.5 million, or $0.43 per share, for 2006. Innuity’s adjusted EBITDA from continuing operations was a negative $10,000 for the full year 2007, representing an improvement of over $5 million from adjusted EBITDA from continuing operations in 2006.
Discussion of Discontinued Operations
During the fourth quarter of 2007, Innuity entered into negotiations with a third party to sell substantially all of the assets used in the Innuity’s In-Store Systems business line that has operated as Jadeon, Inc. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” the operations of Jadeon, Inc. are being presented as a discontinued operation.
Following the completion of this sale, which is expected to occur during the first half of the second quarter of 2008, Innuity intends to use the proceeds to retire its remaining secured debt, invest in the growth of its high-margin business lines and for general corporate purposes.
“I am pleased with the significant move towards profitability we were able to deliver during the fourth quarter and the improved financial stability that I believe will come with the completion of the sale of our In-Store Systems business line,” said John Wall, Innuity Chairman and CEO. “We are now in a position to improve our balance sheet and to expand our focus from profitability to include revenue growth and customer acquisition in our continuing operations.”
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires, and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and facilitates minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This release contains information about management’s view of Innuity’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to, risks and uncertainties associated with our ability to develop or offer additional internet technology applications and solutions in a timely and cost-effective manner. If we are unable to develop, license, acquire or otherwise offer through arrangements with third parties the additional services that our customers desire, or if any of our existing or future relationships with these third parties were to be terminated, we could lose our ability to provide key internet technology solutions at cost-effective prices to our customers, which could hinder our ability to introduce new products and services and could cause our revenues to decline. In addition, we have incurred losses since our inception, and we may not achieve or maintain profitability. We will need additional funding to support our operations and capital expenditures, which may not be available in amounts or terms acceptable to us. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate implementation of material parts of our business strategy. Further, although we expect to complete the sale of our In-Store Systems business line in the second quarter of 2008, we may be unable to enter into a definitive agreement or close this transaction for a number of reasons. If we do not complete the sale of our In-Store Systems business line, our business and future prospects could be limited. Additional risks and uncertainties include our financial condition and those other risk factors described in our quarterly reports on Form 10-Q, our annual report on Form 10-K, and other documents we file periodically with the Securities and Exchange Commission.
Non-GAAP Financial Information
To supplement Innuity’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Innuity uses Adjusted EBITDA which is a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by reducing net losses computed in accordance with GAAP for interest expense, income taxes, depreciation, amortization and share-based payments. This measure, among other things, is one of the primary metrics by which Innuity evaluates the performance of its business and believes this measure is useful to investors because it represents meaningful supplemental information regarding liquidity and Innuity’s ability to fund operations and its financing obligations.

Innuity’s management believes that investors should have access to, and Innuity is obligated to provide, the same set of tools that management uses in analyzing the company’s results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Non-GAAP terms, as defined by Innuity, may not be comparable to similarly titled measures used by other companies. A reconciliation of Innuity’s GAAP net losses from continuing operations to Adjusted EBITDA from continuing operations for the years ended December 31, 2007 and 2006 is included with the financial statement tables.
IR contact:
Jordan Silverstein
Christine Berni
The Investor Relations Group
212-825-3120 (office)
jsilverstein@investorrelationsgroup.com
Company contact:
Linden N Barney
CFO
801-705-5163
lindenb@innuity.com

INNUITY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$200,877	$307,483
Settlement deposits	361,675	467,078
Settlement receivable, net of allowance for doubtful accounts	156,817	173,098
Trade accounts receivable, net of allowance for doubtful accounts	322,131	399,908
Current assets relating to discontinued operations	1,252,763	1,484,250
Other current assets	132,634	106,242

Total Current Assets	2,426,897	2,938,059

Property and equipment, net	578,864	717,214
Intangible assets, net	412,915	858,207
Long-term assets relating to discontinued operations	2,195,993	2,829,699

Total Assets	$5,614,669	$7,343,179

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Trade accounts payable	$1,449,062	$1,308,863
Accrued salaries and wages	413,737	397,578
Merchant settlement payable	389,993	453,596
Accrued liabilities	854,785	1,011,063
Deferred revenues	183,093	192,746
Line of credit	—	699,365
Related party notes payable, current portion, net of discount of $73,754 and $2,700, respectively	684,703	658,105
Long-term debt, current portion, net of discount of $99,633 and $0 , respectively	1,103,847	1,294,529
Capital lease obligations, current portion	195,662	142,972
Current liabilities relating to discontinued operations	4,624,111	4,062,991

Total Current Liabilities	9,898,993	10,221,808
Long-Term Liabilities
Related party notes payable, net of discount of $0 and $248,357, respectively	—	330,832
Long-term debt	82,821	180,126
Capital lease obligations	165,074	190,024

Total Long-Term Liabilities	247,895	700,982

Total Liabilities	10,146,888	10,922,790

Stockholders’ Deficit	(4,532,219)	(3,579,611)

Total Liabilities and Stockholders’ Deficit	$5,614,669	$7,343,179

INNUITY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31,}		Year ended December 31,
	2007	2006	2007	2006
Revenues
Merchant Services	$691,090	$701,145	$2,963,219	$2,924,493
Promotion Services	1,780,103	788,246	3,526,802	3,428,893

Total revenues	2,471,193	1,489,391	6,490,021	6,353,386
Operating expenses
Cost of merchant services	168,854	206,008	729,476	783,178
Cost of promotion services	210,440	432,137	946,502	1,622,933
General and administrative	738,677	1,302,025	2,974,575	5,275,038
Selling and marketing	585,230	720,122	2,280,740	3,172,734
Research and development	311,994	394,972	1,449,684	1,415,841
Royalty expense	—	—	—	1,247,246
Amortization expense	111,323	89,828	445,292	400,987

Income (loss) from operations	344,675	(1,655,701)	(2,336,248)	(7,564,571)

Other income (expense)
Gain from settlement of debt	—	—	577,434	—
Other income	—	4,922	—	75,313
Interest expense	(389,881)	(132,105)	(1,245,671)	(631,679)

Total other income (expense)	(389,881)	(127,183)	(668,237)	(556,366)

Net loss before income taxes	(45,206)	(1,782,884)	(3,004,485)	(8,120,937)

Income tax benefit	—	—	—	—

Net loss from continuing operations	(45,206)	(1,782,884)	(3,004,485)	(8,120,937)
Discontinued operations	79,945	(36,660)	42,625	(352,751)

Net income (loss)	$34,739	$(1,819,544)	$(2,961,860)	$(8,473,688)

Basic and Diluted Loss from Continuing Operations Per Common Share	$(0.00)	$(0.09)	$(0.14)	$(0.42)

Basic and Diluted Income (Loss) from Discontinued Operations Per Common Share	$0.00	$(0.00)	$0.00	$(0.02)

Basic and Diluted Loss Per Common Share	$0.00	$(0.09)	$(0.13)	$(0.43)

Basic and Diluted Weighted-Average Common Shares Outstanding	22,654,627	20,046,726	22,034,261	19,555,243

	Year Ended December 31,
Adjusted EBITDA from Continuing Operations	2007	2006
Loss from continuing operations	$(3,004,485)	$(8,120,937)
Interest expense from continuing operations	1,245,671	631,679
Amortization expense from continuing operations (including amortization of prepaid royalty)	445,292	400,987
Depreciation	326,178	172,116
Share-based payment expense from continuing operations	976,725	1,688,496

Adjusted EBITDA from Continuing Operations	$(10,619)	$(5,227,659)